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                            DEPOSITORY ACCOUNT AGREEMENT


     This document, executed and effective as of June 4, 1996, will confirm our arrangements regarding the special account, Account No 68443118 (the "FNBB ACCOUNT"), which BANK OF AMERICA, N.W. N.A. d/b/a Seafirst Bank, 800 Fifth Avenue, 21st Floor, Seattle, Washington 98104 ("BANK") has opened for THE FIRST NATIONAL BANK OF BOSTON, 100 Federal Street, Boston, Massachusetts 02110, as Agent (as hereinafter defined), and LAMONTS APPAREL, INC., Debtor-In-Possession, 12413 Willows Road, N.E., Kirkland, Washington 98034, a Delaware corporation (the "COMPANY"). These arrangements relate a Debtor in Possession and Exit Financing Loan Agreement dated as of June 4, 1996 (as amended and in effect from time to time, the "LOAN AGREEMENT"), among the Company, certain lenders from time to time party thereto (the "LENDERS") and The First National Bank of Boston as agent (the "AGENT") for the Lenders.

     1. The FNBB Account is to be entitled "The First National Bank of Boston" for deposits of Collateral (as defined in the Security Agreement referred to in the Loan Agreement) made by or on behalf of Company and is subject to signing authority in the Agent's record of authorized signatures. The FNBB Account will receive transfers of funds from a concentration account at Bank which is in the name of Company (the "CONCENTRATION ACCOUNT"). Company maintains six deposit accounts (the "DEPOSIT ACCOUNTS") at Bank. Each day, funds in the Deposit Accounts will zero balance into the Concentration Account. Each day Company will transfer the available current collected balance in the Concentration Account into the FNBB Account. It is understood by Company and Bank that electronic transfers of funds may be sent to the FNBB Account with instructions to credit Company and that Bank will use its best efforts to ensure that these items be credited to the FNBB Account. Any collected cash, checks, credit card receipts, and electronic transfers of funds that constitute collateral are the sole and exclusive property of the Agent and will be credited to the FNBB Account.

     The FNBB Account will be set up on Account Analysis and maintenance charges and fees relating to the arrangements under this agreement will be offset against earnings. Should a net deficit occur as, as a result of returned items, maintenance charges or fees, Bank will charge the Company's Account No. 68320605 (the "COMPANY ACCOUNT") directly for such deficit. In the event there are insufficient funds in the Company Account to cover the net deficit, the Agent agrees that Bank may charge the FNBB Account for the amount of the net deficit. If there are insufficient funds in the FNBB Account, upon receipt of physical evidence, via facsimile number (617) 434-

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2309 or (617) 434-6241 sent to the attention of Robin Cruz at the Agent, Company and the Agent agree to pay the amount of the net deficit to the FNBB Account, in immediately available funds, within one business day after receipt of said physical evidence. The Agent's indemnification to pay the net deficit is limited to the current or immediately preceding month's net deficit.

     2. So long as this Agreement is in full force and effect, all monies in the FNBB Account that constitute collateral will become the property of the Agent upon deposit therein and Company will have no interest in or any control thereof. The FNBB Account will not be subject to deductions, setoff, banker's lien, or any other right in favor of any person other than the Agent, except as otherwise provided in paragraph 2 of this Agreement.

     3. In the event that Bank is served with a court order which affects the FNBB Account, Bank will act in accordance with such court order. Until a court order is received by Bank, whether such order is issued by the United States Bankruptcy Court for the Western District of Washington in which the Company's Bankruptcy Case is pending (the "BANKRUPTCY COURT") or any other court of competent jurisdiction, Bank shall not have the right nor will it place a hold on funds in, or in the process of being deposited to, the FNBB Account and will process funds in strict accordance with the terms and conditions of this Agreement. The Agent represents, warrants, and agrees that the Agent shall at all times comply in all material respects with applicable bankruptcy statutes, rules, and other laws as they may relate to funds deposited to the FNBB Account. Notwithstanding anything in this Agreement to the contrary, Bank may interplead the funds in, and the funds in the process of being deposited into, the FNBB Account in an action commenced in the Bankruptcy Court, naming the Agent and Company as defendants, provided that Bank reasonably believes compliance with this paragraph will result in liability to Bank. Following such interpleader, Bank shall be released from all further liability with respect to the funds interpleaded.

     4. So long as this Agreement is in effect, Company will each day effect a wire transfer of the available current collected balance in the FNBB Account to The Agent's operating account as follows:

               The First National Bank of Boston
               Boston, Massachusetts
               ABA# 011-000-390
               Attention: Patricia M. Gaine
               Credit:  CFL Loan Operations


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               Re:  Lamonts Apparel, Inc., Debtor-In-Possession

or any other account as the Agent may instruct the Bank and Company from time to time, in writing, in advance of the wire being sent. This wire transfer will be a restricted, repetitive transfer and the Company will not be authorized to make any other transfers from the FNBB Account.

     6. Company hereby authorizes Bank to orally request information from the Agent from time to time regarding its borrowing availability and/or wire transfer of funds to the Company or to Company's accounts at Bank, and Company authorizes the Agent to orally provide such information as Bank may reasonably request.

     7. At the end of each month, Bank's regular statement covering the deposits to and withdrawals from the FNBB Account is to be sent to The First National Bank of Boston, 100 Federal Street, Mail Stop 01-09-06, Boston, Massachusetts 02110. Attention: Robin Cruz and a copy of said statement to Company, 12413 Willows Road, N.E., Kirkland, Washington 98034, Attention: Tom Gaisser.

     8. Any contact with Bank regarding operational matters should be directed to Betty Batayola, telephone number (206) 358-2915 or in her absence, Emily Rosian, telephone number (206)358-7309.

     9. Any contact with Company regarding operational matters should be directed to Tom Gaisser, telephone number (206) 814-5463.

     10. Any contact with the Agent regarding operational matters should be directed to Robin Cruz, telephone number (617) 434-3994, or in her absence, Carmen Rosado-Barros, telephone number (617) 434-8298.

     11.  The Agent or Bank may terminate this agreement at any time upon ten
(10) days prior written notice delivered to the Agent, Bank and Company, as applicable. Such notice shall be effective when transmitted and received by Certified Mail, Return Receipt Requested or by personal delivery to the addresses herein designated. No such termination shall impair the rights of any party to this Agreement with respect to items processed prior to the effective date and time of termination. Company may not terminate this Agreement without prior written consent of the Agent. At such time as Company has repaid all of its obligations to the Agent and the lenders in respect of the Loan Agreement, and all credit commitments under the Loan Agreement have terminated, the Agent will terminate this Agreement.


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     12.  The Agent and Company, jointly and severally, agree to hold Bank harmless from and against any and all losses, costs, expenses and liabilities that Bank my incur with respect to this Agreement, including but without limitation any net deficit and all costs and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred by Bank to enforce any provision of this Agreement. This indemnification shall not apply to losses, costs, expenses or liabilities resulting from Bank's gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

     13. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and same Agreement.



                    [Remainder of Page Intentionally Left Blank]

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.


THE FIRST NATIONAL BANK                 BANK OF AMERICA, N.W.
OF BOSTON, as Agent                     N.A. d/b/a Seafirst Bank

By:  /s/ Steve Atwater                  By:  /s/ Mike Collum
     -------------------------               -------------------------
Its: Vice President                     Its: Vice President
     -------------------------               -------------------------

LAMONTS APPAREL, INC.
Debtor-In-Possession

By:  /s/ Debbie Brownfield
     -------------------------
Its: Chief Financial Officer
     -------------------------


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